Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in Amendment No. 1 to this Registration Statement on Form S-1 of our report dated May 8, 2008 with respect to financial statements of Global Risk Management & Investigative Solutions for the period ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in each of the Registration Statement and the Prospectus to which the Registration Statement relates.

/s/L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC

Las Vegas, Nevada

June 12, 2008